Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ANTERO RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources Corporation for the quarter ended March 31, 2016, I, Glen C. Warren, Jr., Chief Financial Officer of Antero Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Corporation for the periods presented therein.

Date: April 27, 2016

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
Chief Financial Officer